PRIVATE STOCK PURCHASE AGREEMENT

THIS AGREEMENT is entered into this 31st day of October, 2006 by and between MICHAEL F. MANION, with an address at 779 Hammond Place, The Villages, Florida 32162 (the "Seller") and Pipex Therapeutics, Inc., with an address at 801 Brickell Avenue, 9th Floor, Miami, Florida 33131 (the "Buyer"), and Sheffield Pharmaceuticals Inc, a Delaware corporation (the "Company") for those purposes as in which the Company is specifically included herein.

RECITALS

WHEREAS, MICHAEL F. Manion is the legal or beneficial owner of two million seven hundred sixty six thousand three hundred (2,766,300) shares of restricted common stock of the Company;

WHEREAS, Seller desires to sell and transfer to Buyer and Buyer desires to purchase in a private transaction in accordance with the terms and conditions provided for herein, a total of two million four hundred twenty six thousand three hundred (2,426,300) shares of said restricted common stock (the "Securities") representing approximately 76.6 % of the total issued and outstanding (3,163,772) common stock in the Company;

WHEREAS, it is in the best interest of the Company and its continued operations to enter into this transaction.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

ARTICLE I
PURCHASE AND SALE OF SECURITIES AND SECURITY

Section 1.1 SALE OF SECURITIES: Subject to the terms and conditions set forth in this Agreement, Seller shall transfer and convey the Securities to Buyer, free and clear of any and all liens, claims, and encumbrances, whatsoever, and Buyer shall purchase the Securities from Seller (the "Transaction").

Section 1.2 CONSIDERATION:

(a) As payment for the transfer of the Securities by Seller to Buyer, Buyer shall deliver the sum of Six Hundred Sixty Five Thousand Dollars ($ 665,000) to the Seller at Closing via wire transfer. During the due diligence period, the Buyer shall pay an initial one hundred and sixty five thousand dollar ($165,000) non-refundable deposit to the Seller and place $500,000 in escrow with the Seller's agent, Laura Anthony, Esq. pending closing of the transaction on or before October 31, 2006, or as soon as practicable thereafter but in no event later than November 1, 2006.

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(b) In the event the Closing is not completed by November 1, 2006 none of the Parties shall have any further obligations under this Agreement.

ARTICLE II
PRECONDITIONS TO CLOSING/DUE DILIGENCE

Section 2.1 CONDITIONS TO CONSUMMATION OF THE TRANSACTION: None.

Section 2.2 OBLIGATIONS OF SELLER AND BUYER: Upon execution of this Agreement, Seller and Buyer shall deliver to the other, any documents which are deemed necessary or advisable by the other to complete reasonable due diligence and are deemed reasonably necessary to verify Seller and Buyer representations and warranties contained herein.

Section 2.3 DUE DILIGENCE PERIOD: The due diligence period shall be considered to have expired.

Section 2.4 DELIVERY OF 2,426,300 SHARES OF COMMON STOCK: It is understood and agreed that Seller is obligated to deliver a total of two million four hundred twenty six thousand three hundred (2,426,300) shares of restricted common stock with duly executed stock powers to Standard Registrar and Transfer Company, the Company's transfer agent with instructions to issue a new certificate to Pipex Therapeutics, Inc..

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller, and where applicable the Company, represent and warrant that at the time of the execution of this Agreement and at the Closing thereof:

Section 3.1 MARKETABLE TITLE: The Seller shall convey to Buyer good and marketable title in and to the Securities, free and clear of any and all liens, claims, encumbrances. However noting that said shares bear a restrictive legend and may not be covered by an effective registration statement;

Section 3.2 AUTHORITY: The Seller has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with it;

Section 3.3 BANKRUPTCY PROCEEDINGS: The Seller represents that all of the Trustee's right, title and interest in the corporate shell of Sheffield Pharmaceuticals Inc was contractually purchased free and clear of all liens, claims and encumbrances through the purchase of seventy million pre reverse split common shares of the Company. The Seller makes no other warranty or representation regarding the Company status or petition for protection under Chapter 7 of the Federal Bankruptcy Code in the Western District of New York case # 03-22303.

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Section 3.4 CONTRACTS: Neither the Company nor the Seller is the party to any agreement, contract, or written understanding, which would prevent them from lawfully entering into this Agreement.

Section 3.5 FINANCIAL INFORMATION: Seller has delivered requested financial information regarding the Company and such financial information is true, complete, correct, and accurate, and there has been no material change in the financial condition of the Company.

Section 3.6 BOOKS AND RECORDS: Subsequent to the sale of the corporate shell in the Company Chapter 7 bankruptcy proceeding, the books and records of the Company, all of which have been made available to Buyer and are to be delivered to Buyer at Closing, are true, complete and accurate. The minutes book of the Company contains accurate and complete records of Board of Directors meetings held and corporate actions taken by the stockholders or by written consent, and no meeting of any such stockholders or Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records shall be delivered to the Buyer.

Section 3.7 TAXES: The Company has filed or caused to be filed tax returns that are or were required to be filed pursuant to applicable legal requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns

Section 3.8 NO MATERIAL ADVERSE CHANGE: Since the date of the initiation of negotiations regarding this Transaction, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company (financial or otherwise), and no event has occurred or circumstance exists that may result in such a material adverse change.

Section 3.9 DISCLOSURE: No representation or warranty of Seller in this Agreement omits to state a known material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Seller that has specific application to either Seller or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

ARTICLE IV
REPRESENTATION AND WARRANTIES OF THE BUYER

The Buyer represents and warrants that:

Section 4.1 The Buyer is a sophisticated investor. The Buyer has the financial ability to bear the economic risk of this investment, has adequate means for providing for the current needs and contingencies of the Buyer and has no need for immediate liquidity with respect to the investment in the Company.

Section 4.2 The Buyer:

(a) has evaluated the risks of a purchase of the Securities and has relied solely upon his counsel and his own investigation of the Company together with the information and representations made by the Seller and the Company contained herein this Agreement and any written information and documents provided to Buyer by the Seller and/or the Company;

(b) has been given the opportunity to ask questions of, and receive answers from, the Company and the Seller concerning terms and conditions of the Securities and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in any documents provided in order for the Buyer to evaluate the merits and risks of the purchase of the Securities to the extent the Company or Seller possess such information or could acquire it without unreasonable efforts or expense, and has not been furnished with any other offering literature upon which the Buyer has relied;

(c) has not been furnished by Seller with any oral or written representation or oral or written information upon which the Buyer has relied in connection with the private purchase of the Securities that is not contained, or referred to, in this Agreement;

(d) has investigated the acquisition of the Securities to the extent the Buyer has deemed necessary or desirable;

(e) is an accredited investor as that term is defined in rule 501(a) of Regulation D under the Securities Act of 1933, as amended;

(f) has determined that the Securities are a suitable investment for the Buyer and that at this time the Buyer could bear a complete loss of an investment in the Securities purchased hereby; and

Section 4.3 The Buyer is not relying on the Seller or the Company or any of its affiliates or this Agreement with respect to the Buyer's tax consequences with respect to the Buyer's purchase of the Securities.

Section 4.4 No federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of this investment.

Section 4.5 The Buyer has reviewed the Company's bankruptcy proceeding to his satisfaction.

Section 4.6 Upon closing, the Buyer will assume all responsibility for corporate governance requirements and maintain compliance with the Company's future SEC disclosure and reporting obligations on a timely basis.

Section 4.7 In the event the 340,000 common shares retained by the Seller or his assignees are not covered in an effective registration statement by August 31, 2008 the Buyer shall pay the Seller an additional $150,000 as liquidated damages by September 30, 2008.

ARTICLE V
NO SHOP PROVISION /

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CONDUCT OF BUSINESS / CONFIDENTIALITY

Section 5.1 NO SHOP PROVISION: The no-shop period shall be considered to have expired.

Section 5.2 CONDUCT OF BUSINESS: Seller shall conduct its business in the normal and ordinary course, consistent with the present conduct of its business and previous practices, shall not make and/or declare any dividend (cash and/or stock), redemption, stock split (reverse or forward), and/or stock and/or cash distributions.

Section 5.3 EXPENSES. Each of the parties shall be responsible for their own expenses in connection with this Agreement and consummation of the Transactions contemplated hereby.

Section 5.4 CONFIDENTIALITY Each of the parties hereto agrees that it shall not use, or permit the use of, any and all of the information relating to the Seller or the Buyer, respectively, furnished to each other in connection with this Transaction ("Confidential Information"), except publicly available or freely usable material as otherwise obtained from another source, in a manner or for a purpose detrimental to the Seller or the Buyer, as the case may be, or otherwise than in connection with this Transaction. None of the Parties hereto shall, and each party shall cause its directors, officers, employees, agents, affiliates, and representatives not to, disclose, divulge, provide, or make accessible, or available, any and all of the Confidential Information, in whole or in part, to any person or entity, other than their respective and responsible officers, employees, advisors, or attorneys, or otherwise as required by law or regulation.

ARTICLE VI
INDEMNIFICATION

Section 6.1 INDEMNIFICATION BY SELLER: Seller shall indemnify, save, defend and hold harmless Buyer from and against any and all damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising out of, or in connection with, (a) any and all operations, activities, and events, of and/or impacting the Company occurring prior to the Closing but after the Seller gained control of the Company; (b) any and all breaches of this Agreement by Seller; and (c) any and all claims by a third party relating to Seller's sole actions or inaction as the case may be or gross negligence occurring prior to the Closing but after the Seller gained control of the Company; and (d) any claim by any person or entity for brokerage or finder's fees, or commissions, or similar payments, based upon any written agreement or written understanding alleged to have been made by any such person or entity with either Seller or the Company in connection with the contemplated Transaction or this Agreement. This Indemnification shall cease 6 months after the effective date of this Agreement.

Section 6.2 INDEMNIFICATION BY BUYER: Buyer shall indemnify, save, defend and hold harmless Seller from and against any and all damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising directly out of (a) any and all activities and/or operations of the Company and the Company's subsidiaries conducted after the Closing; (b) any and all breaches of this Agreement by Buyer; and (c) any and all claims by a third party relating to Buyer's

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and/or the Company's sole actions or inaction as the case may be or gross negligence occurring after the Closing; and (d) any claim by any person or entity for brokerage or finder's fees, or commissions, or similar payments, based upon any agreement or understanding whether actual or alleged to have been made by any such person or entity with the Buyer or his affiliates in connection with the contemplated Transaction or this Agreement. This Indemnification shall cease 6 months after the effective date of this Agreement.

ARTICLE VII
THE CLOSING

Section 7.1 SELLER OBLIGATIONS: At the Closing, Seller shall deliver to Buyer and their counsel:

(a) The stock certificate or certificates representing the Securities, registered in the name of Seller, but endorsed for transfer to the Buyer or accompanied by one or more irrevocable stock powers duly executed by Seller and medallion guaranteed to the Buyer in the name of the Buyer.

(b) All other instruments or documents as may be reasonably required to consummate the Transaction contemplated by this Agreement.

(c) The Seller and the Company shall instruct the transfer agent of the Securities strictly in accordance with this Agreement at the direction and request of the Buyer, to provide for the Transactions contemplated herein.

Section 7.2 BUYERS' OBLIGATIONS: At the Closing, Buyer shall deliver to Seller the following instruments and documents:

(a) None.

Section 7.3 THE CLOSING. The Closing shall occur on October 31, 2006, at 12:00 p.m. or as soon as practicable thereafter but in no event later than November 1, 2006, at the offices of Laura E. Anthony, Esq., Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401 or if agreed to in writing by both parties as soon thereafter as possible using reasonable diligence and efforts.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1 ASSIGNMENT: Neither the Seller nor the Buyer may assign or transfer their interest and/or rights under this Agreement without the prior written consent of the other, provided, however, that Buyer may assign this Agreement to Pipex Therapeutics, Inc. without being relieved of Buyer's obligations under this Agreement..

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Section 8.2 BINDING EFFECT: This Agreement shall be binding upon the parties hereto and their personal representatives, executors, heirs, beneficiaries, successors, and permitted assigns, if any.

Section 8.3 NOTICES: Unless otherwise changed by written notice, any notice or other communications required or permitted hereunder shall be deemed given if sent postage prepaid, return receipt requested, addressed to the respective party at the address set forth on the signature page of this Agreement.

Section 8.4: GOVERNING LAW: This Agreement shall be governed and interpreted solely in accordance with the laws of the State of Florida, and applicable U.S. federal law, if any, and in each case without regard to their choice of laws principles.

Section 8.5: ENTIRE AGREEMENT: This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior, and contemporaneous, negotiations, agreements, and understandings, whether written or oral. This Agreement, or any provision herein, may not be changed, waived, discharged, or terminated, except by an express written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

BUYER:

PIPEX THERAPEUTICS, INC
801 Brickell Avenue, 9th Floor
Miami, FL 33131

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Signature
By: Steve H. Kanzer, President

SELLER:

MICHAEL F. MANION
779 Hammond Place
The Villages, FL 32162

[signature]
Signature